EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 29, 2006 relating to the consolidated financial statements of The Med-Design Corporation, which are included in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO Seidman LLP

Los Angeles, California
April 14, 2006